EXHIBIT 10.14
                               -------------

      SHARE LOAN AGREEMENT AND OPEN ENDED ON DEMAND PROMISSORY NOTE


     This loan agreement (agreement) and open-ended, on-demand promissory note (note) is entered into this 6th day of March, 1998, by and between Commerce Group Corp., a Delaware corporation, of 6001 North 91st Street, Milwaukee, Wisconsin 53225-1795, hereinafter referred to as "Commerce" and Edward A. Machulak who resides at 2636 North 90th Street, Wauwatosa, Wisconsin 53226, hereinafter referred to as "EAM."

     WITNESSETH:

     Whereas, Commerce is in the process of raising funds whereby its Commerce/Sanseb Joint Venture, hereinafter referred to as "Joint
Venture," maintains its gold mining operations located in the Republic of El Salvador, Central America, and Commerce recognizes that the success of doing so can be performed by obtaining the required funding; and

     Whereas, Commerce requires from EAM free and tradeable Commerce common shares, par value $0.10, for the purpose of having EAM sell said shares as Commerce's designee to obtain funds for Commerce; and

     Whereas, Commerce desires to borrow from EAM, a minimum of 25,000 shares of Commerce common shares, par value $0.10 that EAM personally owns so that EAM, on behalf of Commerce, can cause the sale of these shares to provide the cash to Commerce; and

     Whereas, EAM is willing to accommodate Commerce by lending the EAM Commerce common shares to Commerce, providing that such shares are replaced to EAM with restricted Commerce common shares on an on demand basis within 30 days from the date the shares are sold or as mutually agreed; and

     Whereas, EAM recognizes that Commerce at this time does not have any collateral to pledge to assure the return of said borrowed shares, however, Commerce acknowledges that its Directors have authorized the Officers of Commerce to replace such shares to EAM by issuing restricted Commerce common shares from Commerce's authorized shares; and

     Whereas, Commerce does recognize that the shares issued by Commerce to replace the borrowed shares will be restrictive shares which EAM will not be able to sell in the public market for a period of at least one year, and these shares will be subject to the Securities and Exchange Commission Rule 144 until two years have lapsed from the issue date of such shares; and

     Whereas, Commerce agrees to return the Commerce common shares loaned to Commerce and to pay interest in advance to EAM by paying a sum equivalent to ten percent (10%) per annum payable with Commerce's restricted common shares. For example, for each 1,000 shares loaned to Commerce, EAM will receive in return, one hundred (100) shares as payment for interest plus the return of the one thousand (1,000) shares borrowed, for a total of 1,100 Commerce restricted common shares; and

     Whereas, EAM is accommodating Commerce, and EAM may continue to do so in the future, providing that all of the Commerce common shares EAM will transfer, sell, or pledge on behalf of Commerce will be replaced and returned to EAM on demand, as agreed, together with the Commerce common shares due for interest earned; and

     Now, Therefore, in consideration of the mutual promises and undertakings set forth herein, together with other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Commerce agrees to borrow and EAM agrees to loan, from time to time, such number of free and tradeable Commerce common shares, $0.10 par value, owned by EAM at such time and in such amounts that Commerce determines, but in any event, not less than 25,000 common shares.

     2. Commerce promises to pay to the order of EAM, no later than thirty (30) days after the date that the funds have been collected from the sale of the EAM shares to others the number of the Commerce common shares borrowed from EAM from time to time or at such time as mutually agreed. It is agreed by both parties that this is an open-ended, on-demand promissory note and it may include any future loans of Commerce common shares made by EAM to or on behalf of Commerce.

     3. Commerce promises to pay to EAM, interest at the rate of ten percent (10%) per annum for a minimum period of one year. The interest for the first year will be prepaid as mutually agreed or within thirty
(30) days from the date that the funds will have been collected for the sale of the EAM shares by Commerce issuing to EAM, its restricted common shares; and thereafter, if all of the loaned shares are not returned, then interest will be computed and paid monthly on the basis of a 360-day year of twelve 30-day months. Interest due after the one-year prepayment will be computed at a rate of fifteen percent (15%) per annum and paid monthly on the basis of a 360-day year of twelve 30-day months. In lieu of cash for the payment of interest, Commerce will issue to EAM shares of Commerce's restricted common shares which shall be computed pursuant to the following example:

 Total number of shares borrowed by Commerce and sold to others 1,000
 Interest rate ten percent (10%) per annum x one (1)year          10%
                                                                 -----
 Number of Commerce common restricted common shares payable as
 the interest charge                                              100
                                                                 -----
 Total shares to be issued for each 1,000 shares borrowed by
 Commerce                                                       1,100

 Any fractional difference, if any, shall be rounded off to a whole share.

     If Commerce fails to make any payment due under this note within ten
(10) days after it becomes due, or upon any default (other than non-payment) which is not cured within fifteen (15) days following the date of mailing or hand delivery of a written notice to Commerce, EAM may accelerate the entire principal balance of this note and declare the same immediately due and payable upon written notice or demand. It is understood and agreed that ten (10) day's written notice is required prior to any acceleration due to a default in payments.

     In the event any payment (including, without limitation, the entire principal balance due upon maturity) becomes more than fifteen (15) days past due and upon ten (10) day's written notice from EAM, Commerce shall pay a late payment charge to EAM equal to five percent (5%) of the entire unpaid amount (including principal and interest) and the interest rate will be accelerated to a rate of five percent (5%) over the prime interest rate charged by the First National Bank of Chicago, on a per annum basis, payable monthly with Commerce restricted common shares, until paid.

     Presentment, protest, demand, and notice of dishonor are waived.

     Commerce agrees to pay all costs and expenses of collection or foreclosure, including (without limitation) reasonable attorney's fees, not to exceed one percent (1%) of the value of the loan, except to the extent limited or prohibited by applicable law.

     Without affecting the liability of Commerce, EAM may, with written notice, accept partial payments, release or impair any collateral security for the payment of this note or agree not to sue any party liable on it, without affecting the liability of any endorser, surety or guarantor, EAM may, with notice, renew or extend the time for payment.

     EAM agrees to execute the attached Investment Letter Agreement in such form as is attached to this agreement which may be modified from time to time to conform with the U.S. Securities and Exchange Commission's modifications, changes, etc., until such time as Commerce will direct its Transfer Agent to issue its restricted common shares to EAM.

     Commerce agrees to return to EAM the identical number of Commerce common shares it has borrowed.

     Commerce agrees that all payments shall be made to EAM of amounts equivalent to dividends, and distribution which EAM as owner of the Commerce common shares are entitled to receive during the period beginning with the transfer of said common shares by EAM and ending with the transfer of the identical Commerce common shares returned to EAM.

     Commerce agrees not to purposely reduce the risk of loss or opportunity for gain of EAM of the Commerce common shares in the Commerce common shares transferred.

     Commerce agrees to preserve EAM's voting rights in the Commerce common shares loaned.

     Both parties agree that this is a loan of EAM's shares and not to be construed as a sale of said shares for EAM's benefit. EAM agrees that Commerce has the sole right in deciding the selling price of the shares borrowed from EAM.

     This agreement and note is the entire, final and complete agreement of the parties pertaining to the subject matter hereof, and it supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties or their representatives insofar as this subject matter is concerned. Neither party shall be bound by any promises, representations or agreements except as are herein expressly set forth.

     This agreement shall not be modified, revoked, released or sooner terminated unless the parties agree to do so in writing.

     This agreement and note is being delivered in and shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin, United States.

     This agreement and note shall be binding upon and inure to the benefit of such parties and subject to its terms, their respective successors, heirs, assigns and legal representatives.

     In Witness Whereof, the parties have executed this agreement and Commerce has executed the promissory note contained herein on the day and date first written above.



                                      COMMERCE GROUP CORP.


/s/ Edward A. Machulak                /s/ Edward L. Machulak
___________________________________   ____________________________________
Edward A. Machulak                    By:  Edward L. Machulak, President